Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of triSpan, Inc. and triSpan Software, Inc. dated February 26, 1999 included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 333-69951, 333-87749, 333-90635, 333-32342 and 333-39460.

                                                 /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
March 28, 2001